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                    BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.         EXHIBIT 5
                          410 Seventeenth Street, 22nd Floor
                                Denver, Colorado 80202



                                     June 7, 1996


Samsonite Corporation
11220 East 45th Avenue
Denver, Colorado 80239

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") filed today with the Securities and Exchange Commission by Samsonite Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,346,700 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, to be issued under the Plans (as defined in the Registration Statement).

    In connection with this opinion, we have examined such documents, certificates, instruments and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

    Based upon the foregoing, it is our opinion that all of the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the appropriate Plan, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.


                                  Very truly yours,

                      BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.